As filed with the Securities and Exchange Commission on February 28, 2001
                     Registration Statement No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             ----------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                 ADE CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

       Massachusetts                                     04-2441829
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                  80 Wilson Way
                          Westwood, Massachusetts 02090
                                  781-467-3500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                                 ADE CORPORATION
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                              ---------------------

                                 Robert C. Abbe
                      President and Chief Executive Officer
                                 ADE Corporation
                                  80 Wilson Way
                          Westwood, Massachusetts 02090
                                  781-467-3500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:

                            Eileen Smith Ewing, Esq.
                           Kirkpatrick & Lockhart LLP
                                 75 State Street
                                Boston, MA 02109
                                  617-951-9000

                             ----------------------


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                                Proposed           Proposed
Title of Each Class                             Maximum            Maximum
Of Securities to Be          Amount to Be       Offering Price     Aggregate             Amount of
Registered                   Registered (1)     Per Share (2)      Offering Price (2)    Registration Fee

---------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share     900,000 shares     $12.6328           $11,369,520           $2,842.38

---------------------------------------------------------------------------------------------------------


(1) Together with an indeterminate number of additional shares which may result from a stock split, stock dividend, or other similar adjustment of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market System as of a date (February 27, 2001) within five business days prior to filing this Registration Statement.

        ADE Corporation is registering 900,000 shares of Common Stock, par value $.01 per share, all of which are reserved for issuance under the 2000 Employee Stock Option Plan (the "2000 Plan").

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

        Pursuant to General Instruction E of Form S-8, we are incorporating by reference the information contained in Items 4, 6, 7, and 9 of Part II of the Registration Statement on Form S-8 (File No. 333-46505).

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to our filing a post-effective amendment indicating that all the shares of our Common Stock covered by this prospectus have been sold or deregistering all securities then remaining unsold.

o    ADE's Annual Report on Form 10-K for the fiscal year ended April 30, 2000;

o ADE's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2000 and October 31, 2000; and

o The description of ADE's Common Stock included in ADE's Registration Statement on Form 8-A filed with the SEC on August 30, 1995.

        You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

              Corporate Communications
              ADE Corporation
              80 Wilson Way
              Westwood, MA 02090
              Telephone: (781) 467-3500

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 8. EXHIBITS.

        See list of exhibits in the Exhibit Index.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood, Commonwealth of Massachusetts, on February 28, 2001.

                                ADE CORPORATION


                                By: /s/ Robert C. Abbe
                                    --------------------------------
                                Robert C. Abbe
                                President, Chief Executive Officer, and Director (Principal Executive Officer)


                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of ADE Corporation, hereby severally constitute and appoint Robert C. Abbe, Brian James, and Eileen Smith Ewing, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ADE Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Robert C. Abbe                 President, Chief Executive           February 28, 2001
-----------------------------      Officer, and Director
Robert C. Abbe                     (Principal Executive Officer)


/s/ Brian James                    Vice President and Chief             February 28, 2001
-----------------------------      Financial Officer
Brian James                        (Principal Financial Officer)


/s/ Joseph E. Rovatti              Controller                           February 28, 2001
-----------------------------      (Principal Accounting Officer)
Joseph E. Rovatti


/s/ Landon T. Clay                 Chairman of the Board                February 28, 2001
-----------------------------
Landon T. Clay


/s/ Chris L. Koliopoulos           Vice President of ADE,               February 28, 2001
-----------------------------      President of ADE Phase Shift,
Chris L. Koliopoulos               and Director


/s/ Francis B. Lothrop, Jr.        Director                             February 28, 2001
-----------------------------
Francis B. Lothrop, Jr.


/s/ H. Kimball Faulkner            Director                             February 28, 2001
-----------------------------
H. Kimball Faulkner





                                      -3-


/s/ Kendall Wright                 Director                             February 28, 2001
-----------------------------
Kendall Wright


/s/ Harris Clay                    Director                             February 28, 2001
-----------------------------
Harris Clay


                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

5              Opinion  of   Kirkpatrick   &  Lockhart   LLP  (filed  with  this
               Registration Statement).

10.1 2000 Employee Stock Option Plan (filed with the Commission on August 21, 2000, as Exhibit A to the Company's Proxy Statement with respect to its Annual Meeting of Shareholders for the fiscal year ended April 30, 2000, and incorporated by reference in this Registration Statement).

23.1           Consent   of   PricewaterhouseCoopers   LLP   (filed   with  this
               Registration Statement).

23.2 Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5 to this Registration Statement).

24             Power  of  Attorney   (included   in   signature   page  to  this
               Registration Statement).

                                    Exhibit 5

                      OPINION OF KIRKPATRICK & LOCKHART LLP




February 28, 2001




ADE Corporation
80 Wilson Way
Westwood, MA 02090

Ladies and Gentlemen:

We have acted as counsel to ADE Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") registering for issuance by the Company, upon exercise of options awarded and to be awarded under the Company's 2000 Employee Stock Option Plan (the "Plan"), 900,000 shares (the "Shares") of the Common Stock, $.01 par value per share ("Common Stock") of the Company. These Shares are in addition to 500,000 shares of Common Stock issuable under the Company's 1997 Employee Stock Option Plan registered on Form S-8, Registration No. 333-46505, filed with the Commission on February 18, 1998.

We  have  examined  the  Registration   Statement,   the  Restated  Articles  of
Organization of the Company and such other documents and records of the Company as we have deemed necessary for the purpose of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

We are members of the bar of the Commonwealth of Massachusetts, and we express no opinion as to any matters insofar as any laws other than Federal laws and the laws of the Commonwealth of Massachusetts may be applicable.

We assume for purposes of this opinion that the grants of options under the Plan have been or will be made in accordance with the terms and conditions of the Plan.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized and reserved for issuance pursuant to the terms of the Plan, and upon
(i) the effectiveness of the Registration Statement, (ii) payment for the Shares in accordance with the terms of the Plan, and (iii) the issuance of certificates therefor by the Company, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP
------------------------------
KIRKPATRICK & LOCKHART LLP

                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2000, relating to the financial statements which appear in ADE Corporation's Annual Report on Form 10-K for the fiscal year ended April 30, 2000.

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2001